Exhibit 10.42

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into effective July 1, 2019 (“Effective Date”), by and between Reprints Desk, Inc., a Delaware corporation located at 15821 Ventura Blvd., Suite 165, Encino, California 91436 (“Company”), and, Yohann Georgel, an individual residing at _______________________________ (“Consultant”).

WHEREAS, Company and Consultant desire for Consultant to provide those consulting services set forth herein;

NOW, THEREFORE, for and in consideration of the promises, covenants and undertakings set forth in this Agreement, the compensation to be paid as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The term of this Agreement is from the Effective Date until terminated.

2. Consultant will perform, consulting services when and where reasonably directed by Peter Derycz or other officials of Company. Consultant’s will serve as the Company’s Chief Marketing Officer and will provide services typically associated with that of a Chief Marketing Officer.

3. For being available to render and actually rendering such consulting services, Company will pay Consultant as set out in the Compensation Schedule attached to this Agreement on a monthly basis for base compensation and on a quarterly basis for bonus compensation, prorated as required. Consultant will submit an invoice once per month detailing the hours worked and activities for the month within 10 days of the end of the month. Company will pay undisputed invoices submitted by Consultant immediately upon receipt. Consultant will be reimbursed for reasonable and necessary travel and other business expenses actually incurred in rendering requested services hereunder, in accordance with Company’s expense reimbursement policies.

4. Consultant understands and agrees that Consultant is not an employee of Company by virtue of this Agreement, and accordingly is not eligible under this Agreement for vacation or any other benefits except those expressly provided for in Section 3 above.

5. Consultant warrants that Consultant and Consultant’s employees, agents and representatives shall not provide consulting or other services to any other party that competes with the services provided by the Company during the term of this Agreement, and further warrants that Consultant’s entering into this Agreement will not conflict with any obligations Consultant may have under any other contract.

6. Consultant also understands and agrees that all software, programs, programming documentation, disks, tapes, listings, drawings, designs, computer hardware, reports, computations, calculations, working papers and documents of every kind prepared by Consultant and any of Consultant’s employees, agents and representatives for the purposes set out under this Agreement will be and remain the sole property of Company. Company will have full and unlimited right to use all of the same, including the unlimited right to make, use, and/or sell any pre-existing inventions owned by Company whether patented or unpatented as incorporated in the same by Company without any claim or right for any additional compensation by Consultant or Consultant’s officers, directors, employees, agents or representatives.

7. Consultant agrees that Consultant and Consultant’s employees, agents and representatives will not during the term of this Agreement serve any interests or do any act or thing which will conflict with the interests of Company.

8. It is recognized that some work Consultant will be called upon to perform hereunder, as well as information furnished Consultant by Company in connection therewith, is highly confidential to Company and/or third parties, including its business partners. Accordingly, any and all such information developed or secured during the performance of services under this Agreement, including but not limited to, information regarding Company’s patents, business partners, investors, customers, distributors, sales representatives, sales, suppliers, business and marketing strategies, accounts, negotiations with potential customers, partners, ventures or acquisitions, product development, equipment and testing, heretofore or hereafter disclosed by or on behalf of Company to Consultant, shall be considered by Consultant to be confidential and shall during the term of the Agreement or for one (1) year afterwards be published, stated or used by Consultant for any purposes without Company’s prior written consent or unless ordered by any court or regulatory authority or for the purposes of enforcement of this Agreement. In the event of a breach or threatened breach by Consultant or his employees, agents or representatives of any provision of this paragraph, Company shall, in addition to any other available remedies, be entitled to any injunction restraining Consultant or Consultant’s employees, agents or representatives from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such information may be disclosed or is threatened to be disclosed.

9. The provisions of Section 8 of this Agreement shall continue to be binding upon Consultant and Consultant’s employees, agents and representatives in accordance with their terms, notwithstanding the termination of this Agreement for any reason.

10. Consultant acknowledges and agrees that, as an independent contractor, Consultant is solely responsible for the payment of any taxes and/or assessments imposed on account of the payment of compensation to or the performance of consulting services by Consultant and Consultant’s employees, agents and representatives pursuant or prior to this Agreement, including, without limitation, any unemployment insurance tax, federal, state and local income taxes, federal Social Security (FICA) payments, state disability insurance taxes and foreign taxes. Company shall not, by reason of Consultant’s status as an independent contractor hereunder and the representations contained herein, make any withholdings or payments of said taxes or assessments from the compensation due Consultant hereunder, and any such withholding shall be for Consultant’s account and shall not be reimbursed by Company to Consultant if those taxes are paid to the competent authority. Consultant, if an unincorporated individual, expressly agrees to treat any compensation earned under this Agreement as self-employment income for federal, state and local tax purposes, and to make all payments of federal, state and local income taxes, unemployment insurance taxes, and disability insurance taxes when the same may become due and payable with respect to such self-employment compensation earned under this Agreement. Consultant further agrees and undertakes to indemnify and hold harmless Company, its subsidiaries and affiliates and their officers, directors, agents, employees and their successors or heirs and any of them, from any and all liability, loss, damages, expenses, penalties and/or judgments arising out of any failure of Consultant to make any payment of taxes required to be made by Consultant under this paragraph.

11. Not Used

12. Company shall fully indemnify, defend and hold Consultant harmless from any and all claims, causes of action, demands, liabilities, losses, damages, costs, disbursements and expenses, including court costs and reasonable attorneys’ fees and expenses arising out of or relating to any such claim, that arise from or relate to Consultant’s provision of services to Company under this Agreement. Notwithstanding anything to the contrary herein, Company shall not be obligated pursuant to the terms of this Agreement to indemnify Consultant with respect to any claim if (i) Consultant did not act in good faith or in a manner he reasonably believed to be in, or not opposed to, the best interests of Company with respect to such claim, or (ii) the claim is a criminal action or proceeding, and Consultant had reasonable cause to believe his conduct was unlawful, or (iii) Consultant’s conduct constituted willful default, fraud or dishonesty in the performance or nonperformance of Consultant’s duties, or (iv) Consultant shall have been adjudged to be fully liable to Company with respect to such claim by a final and non-appealable order of a court of competent jurisdiction, (v) otherwise prohibited by applicable law; or (vi) Consultant initiated or voluntarily brought such claim, (vii) Consultant’s conduct was in violation of a standing agreement with a previous employer or client (if Consultant was a contractor). This clause 12 shall survive expiry or earlier termination of this Agreement.

13. Either party may terminate this Agreement with 30 days’ notice.

14. This Agreement supersedes all previous agreements, written or oral, relating to Consultant’s employment by or rendering services to Company herein and shall not be changed orally, but only by a signed, written instrument to which both Company and Consultant are parties. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives, and shall also bind and inure to the benefit of any successor of Company, by merger or consolidation or any assignee of any or substantially all of the properties or assets of any of them. This Agreement may be assigned by Company to an above successor or assignee and to any subsidiary or affiliate of Company. Consultant is providing personal services hereunder, and Consultant shall not assign, transfer or subcontract Consultant’s obligations hereunder without the prior written consent of Company.

15. This Agreement shall be construed in accordance with and governed by the laws of the State of California. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration conducted in the State of California before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered the arbitrators may be entered in any court having jurisdiction thereof.

CONSULTANT:	COMPANY:
YOHANN GEORGEL	REPRINTS DESK, INC.

By:	By:
Name:
Title:

3